                                                                    EXHIBIT 10.1

                               February 24, 1997


Anderson Film Industries Corp.
d/b/a Anderson Video
100 Universal City Plaza Bldg., Suite 153
Universal City, CA  91608
Attention:  Michael Doggett, Chief Executive Officer

Dear Mr. Doggett:

     This letter sets forth the principal terms and conditions under which Four Media Company, its subsidiaries, affiliates and/or assigns ("4MC") will acquire certain assets of, and claims against, Anderson Film Industries Corp. d/b/a Anderson Video ("Anderson Video"). Except as provided in Section 4 below, all property purchased shall be free and clear of all liens, claims, interests and encumbrances of any kind.

     1.  General Assignment.  Subject to the terms and conditions set forth
         ------------------
herein, Anderson Video will make a general assignment for the benefit of its creditors of all of its assets (the "Assignment").

     2.  Acquisition.  A newly organized wholly-owned subsidiary of 4MC ("AV
         -----------
Acquisition Corp.") will acquire (the "Acquisition") certain assets of Anderson Video from the assignee for the benefit of creditors (the "Assignee"). The terms and conditions of the Acquisition shall be consistent with the terms of this Letter Agreement and shall be set forth in a definitive purchase and sale agreement (the "Asset Purchase Agreement") to be entered into by AV Acquisition Corp. and the Assignee. The assets to be sold to AV Acquisition Corp. will include substantially all of the assets of Anderson Video.

     3.  Representations and Warranties.  In conjunction with the Assignment and
         ------------------------------
the Acquisition, Darrell L. Anderson and Michael Doggett will join in certain representations and warranties (the "Representations and Warranties") to be made by Anderson Video for the benefit of AV Acquisition Corp. The Representations and Warranties, relating to certain significant aspects of the assets, liabilities, business operations and history of Anderson Video, among other matters, will be made and delivered by Anderson Video and such principals to the Assignee for the express benefit of, and delivery to, AV Acquisition Corp. in connection with the Acquisition.

     4.  No Assumption of Liabilities.  Neither 4MC nor AV Acquisition Corp.
         ----------------------------
will assume any debts, obligations or liabilities whatsoever of Anderson Video. However, the Acquisition will be subject to certain specified security interests and leases which will exist as of the "Closing" (as defined below) and continue after the Closing, as described in Paragraphs 6 and 7 below.

Anderson Film Industries Corp.
Attention: Michael Doggett, Chief Executive Officer
February 24, 1997
Page 2

     5.  Closing.  The Closing of the Acquisition (the "Closing") will occur as
         -------
soon as practicable following the making of the Assignment by Anderson Video in order to attempt to minimize disruption of the ongoing business operations of Anderson Video.

     6.  Settlement with Secured Creditors.  Upon 4MC's satisfactory completion
         ---------------------------------
of negotiations with (a) third parties (the "Designated Secured Creditors") holding material claims against Anderson Video, which claims are secured by certain personal property utilized in the operation of Anderson Video's business (the "Secured Claims") and (b) third parties ("Designated Personal Property Lessors") holding leases of material personal property utilized in Anderson Video's business (the "Designated Personal Property Leases"), 4MC will enter into written agreements for the purchase of the Secured Claims and all related rights from the Designated Secured Creditors, and for the purchase of the Designated Personal Property Leases and all related rights from the Designated Personal Property Lessors. The Secured Claims and the Designated Personal Property Leases are collectively referred to as the "Chattel Paper." The purchase price to be paid by 4MC to each of the Designated Secured Creditors and the Designated Secured Personal Property Lessors will be in 4MC's sole discretion. AV Acquisition Corp. and 4MC, respectively, shall seek to negotiate the most favorable pricing and terms in connection with the Acquisition and the purchase of the Chattel Paper, respectively. The closing of each purchase of Chattel Paper will be contingent upon the consummation of the Acquisition and will occur immediately following the Closing. AV Acquisition Corp.'s obligation to proceed with the Acquisition will be contingent upon the negotiation by 4MC of agreements for the purchase of all the Chattel Paper satisfactory to 4MC in its sole discretion.

     7.  Conditions to Closing.  4MC's and AV Acquisition Corp.'s obligation to
         ---------------------
close the Acquisition and to purchase the Chattel paper is subject to the following:

          a. Satisfactory completion of due diligence by 4MC and AV Acquisition Corp. regarding the assets, operations, historic financial performance and future prospects of Anderson Video (including without limitation, satisfactory completion of review by 4MC, its accountants and attorneys of all of the books, records and financial information regarding Anderson Video's business);

          b. Unanimous consent of Anderson Video's Board of Directors and consent of two-thirds of Anderson Video's shareholders;

Anderson Film Industries Corp.
Attention: Michael Doggett, Chief Executive Officer
February 24, 1997
Page 3

          c. Execution of employment contracts with Darrell L. Anderson and Michael J. Doggett in substantially the form previously delivered to Mssrs. Anderson and Doggett;

          d. Satisfactory negotiation with Anderson Video's landlord;

          e. No material deterioration of Anderson Video's business operations between the execution date hereof and the Closing;

          f.  All necessary consents shall have been obtained prior to Closing;

          g. Satisfactory completion and execution of definitive documentation regarding the Acquisition in substantially the form of the Asset Purchase and Sale Agreement previously delivered to Anderson Video; and

          h. Satisfactory completion and execution of documentation regarding the purchase of the Chattel Paper.

          Anderson Video's obligation to make Assignment and execute and deliver the Representations and Warranties in connection with the Acquisition is subject to the following:

          a. Approval by the Board of Directors of 4MC and AV Acquisition Corp. of the Acquisition and the agreements for the purchase of the Chattel Paper;

          b. Execution of employments contracts with Darrell L. Anderson and Michael J. Doggett in substantially the form previously delivered to Mssrs. Anderson and Doggett;

          c. Execution of definitive documentation regarding the Acquisition in substantially the form of the Asset Purchase and Sale Agreement previously delivered to Anderson Video; and

          d. Execution by 4MC of agreements for the purchase of the Chattel Paper by 4MC.

     8.   Due Diligence Access.  Anderson Video's officers, directors,
          --------------------
employees, agents and representatives will cooperate with all reasonable requests for information regarding assets, liabilities, operations, customers and any other such matters as 4MC deems relevant to its due diligence review. Anderson Video also authorizes 4MC to contact any Anderson Video client, creditor, agent or representative to discuss matters relevant to the transactions contemplated hereby and agrees to cooperate with 4MC

Anderson Film Industries Corp.
Attention: Michael Doggett, Chief Executive Officer
February 24, 1997
Page 4

in connection with any such discussions, as reasonably requested by 4MC. 4MC agrees to advise Anderson Video prior to all such inquiries made to outside persons or entities. 4MC shall only communicate with MCA regarding the Anderson Video facilities lease with an Anderson Video representative.

     9.   Closing and Termination.  The Closing shall take place as soon as
          -----------------------
practicable but in no event later than 12:00 noon P.S.T., March 20, 1997. If the Closing does not occur by such date, this Agreement shall terminate.

     10.  Expenses.  Each party agrees to pay its respective fees and expenses
          --------
incurred in connection with the negotiation, preparation, execution and delivery of this Letter Agreement and of the definitive agreements and/or documents contemplated hereby. If the transactions contemplated hereby are not consummated for any reason other than a breach of this Letter Agreement, neither party shall be responsible for any of the other's expenses.

     11.  Dispute Resolution.  Any controversy between the parties involving the
          ------------------
construction or application of any of the terms, provisions or conditions of this Letter Agreement shall be submitted to binding arbitration governed by the Federal Arbitration Act, Title 9 of the United States Code. The arbitration shall be administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS") in accordance with the JAMS procedures then in effect. Any statutes of limitations which would otherwise be applicable shall apply. Judgment upon the award may be entered in any court having jurisdiction thereof. The prevailing party in such arbitration proceeding shall be awarded all reasonable attorneys' fees and costs incurred in such arbitration proceeding.

     12.  Announcements.  4MC and Anderson Video agree that prior mutual consent
          -------------
is required with respect to the form and content of any press release or other public announcement concerning this letter agreement or the transactions contemplated hereby, except as required by law. Notwithstanding the foregoing, Anderson Video shall be permitted to disclose the terms of this transaction to its shareholders, directors, lessors, employees, clients, consultants and creditors, on an as-needed basis only.

     13.  Governing Law.  California law shall govern this Letter Agreement and
          -------------
any and all definitive agreements between the parties.

     14.  Counterparts.  This Letter Agreement may be executed in counterparts,
          ------------
each of which shall be deemed an original, but all of which together shall constitute one document.

Anderson Film Industries Corp.
Attention: Michael Doggett, Chief Executive Officer
February 24, 1997
Page 5

     If this Letter Agreement reflects your understanding of the transactions described herein, please so indicate by executing the enclosed copy of this letter.

                              Very truly yours,

                              FOUR MEDIA COMPANY


                              By: /s/ Robert T. Walston, Chief
                                 -------------------------------
                                  Robert T. Walston, Chief
                                    Executive Officer



Acknowledged, Accepted and
Agreed to as of the date
hereof:

ANDERSON FILM INDUSTRIES CORP.
d/b/a ANDERSON VIDEO


By: /s/ Michael Doggett
   ----------------------------------------
   Michael Doggett, Chief Executive Officer